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                                                                   EXHIBIT 23(b)




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 22, 1999, covering our audit of Coltec Industries Inc and subsidiaries as of and for the year ended December 31, 1998 and included in The B.F.Goodrich Company's Form 10-K for the year ended December 31, 2000; and to all references to our Firm included in this Registration Statement.


 /s/ ARTHUR ANDERSEN LLP

Charlotte, North Carolina
May 3, 2001